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                                                                     EXHIBIT 4.1

                      FIRST AMENDMENT TO WARRANT AGREEMENT

         This First Amendment to Warrant Agreement (the "Amendment") is made and entered into as of April 24, 2001, between Packaged Ice, Inc., a Texas corporation (the "Company") and U.S. Trust Company of Texas, N.A., a national banking association (the "Warrant Agent"). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Warrant Agreement between the Company and the Warrant Agent dated as of October 16, 1997 (the "Warrant Agreement").

                                    RECITALS

         WHEREAS, the Company and the Warrant Agent are parties to the Warrant Agreement; and

         WHEREAS, the Company and the Warrant Agent desire to amend the Warrant Agreement so that holders of the Warrants may exercise such warrants in a cashless exercise; and

         WHEREAS, Section 7.01 of the Warrant Agreement allows the parties to amend the Warrant Agreement without the consent of any holder of any Warranty Certificate in any manner which the Company may deem necessary or desirable, provided that the amendment does not adversely affect in any material respect the interests of the holders of the Warrant Certificates; and

         WHEREAS, the changes that the Company desires to make to the Warrant Agreement provide an additional means for the holders of the Warrants to exercise such warrants and will not adversely affect in any material respect the interests of any of the holders of the Warrant Certificates.

         NOW, THEREFORE, the parties hereto agree as follows:

         A. Amendment to the Warrant Agreement. The Warrant Agreement is hereby amended as follows:

         Article II is hereby amended by adding a new Section 2.04 as follows:

                  2.04 Net Issue Exercise. (a) Notwithstanding any provisions herein to the contrary, if the Current Market Value (determined pursuant to Section 5.01(e)) of one Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising a Warrant for cash or by certified or official bank check, the holder may elect to receive Shares equal to the value (as determined below) of the Warrant in which event the Company shall issue to the holder of the Warrant a number of Shares computed using the following formula:

                  X =   Y (A - B)
                        ---------
                            A

                  Where X = the number of Shares to be issued to the holder

                                    Y = the number of Shares purchasable under the Warrant

                                    A = the Current Market Value of one Share on the Exercise Date (as is defined in Section 2.04(c))

                                    B = Exercise Price (as adjusted to the
                                    Exercise Date)

         For the purposes of the above calculation, Current Market Value of one Share shall be determined as provided by Section 5.01(e) of this Agreement.



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                  (b) Warrants may be exercised on or after the Exercisability
         Date by surrendering at any Warrant Exercise Office the Warrant Certificate evidencing such Warrants with a Cashless Exercise Form substantially in the form of Exhibit D hereto (a "Cashless Exercise") duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Each Warrant may be exercised only in whole.

                  (c) Upon such surrender of a Warrant Certificate at any Warrant Exercise Office (other than any Warrant Exercise Office that also is an office of the Warrant Agent), such Warrant Certificate shall be promptly delivered to the Warrant Agent. When exercised pursuant to this Section 2.04, the "Exercise Date" for a Warrant shall be the date when the items referred to in the first sentence of paragraph (b) of this Section 2.04 are received by the Warrant Agent at or prior to 2:00 p.m., Dallas, Texas time, on a Business Day and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in the first sentence of paragraph (b) are received after 2:00 p.m., Dallas, Texas time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date (as defined in Section 2.01), if all of the items referred to in the first sentence of paragraph (b) are received by the Warrant Agent prior to 5:00 p.m., Dallas, Texas time, on such Expiration Date, the exercise of the Warrants to which such items related will be effective on the Expiration Date.

                  (d) Upon the exercise of a Warrant in accordance with the terms hereof and the receipt of a Warrant Certificate, the Warrant Agent shall, as soon as practicable, advise the Company in writing of the number of Warrants (giving effect to Section 5.01(i) below) exercised in accordance with the terms and conditions of this Agreement and the Warrant Certificates, the instructions of each exercising holder of the Warrant Certificates with respect to delivery of the Shares to which such holder is entitled upon such exercise, and such other information as the Company shall reasonably request.

                  (e) Subject to Section 5.02 hereof, as soon as practicable after the exercise of any Warrant or Warrants in accordance with the terms hereof, the Company shall issue or cause to be issued to or upon the written order of the registered holder of the Warrant Certificate evidencing such exercised Warrant or Warrants, a certificate or certificates evidencing the Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Cashless Exercise. The Warrant Agent shall have no obligation to ascertain the number of Shares to be issued with respect to the exercised Warrant or Warrants. Such certificate or certificates evidencing the Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Shares as of the close of business on the Exercise Date. After such exercise of any Warrant or Warrants, the Company shall also issue or cause to be issued to or upon the written order of the registered holder of such Warrant Certificate, a new Warrant Certificate, countersigned by the Warrant Agent pursuant to the Company's written instruction, evidencing the number of Warrants, if any, remaining unexercised unless such Warrants shall have expired.

         B. Ratification. Except as expressly amended hereby all terms and provisions of the Warrant Agreement, as heretofore amended, remain unamended, unmodified and in full force and effect. The Warrant Agreement, as amended hereby, and all rights and powers created thereby, is in all respects ratified and confirmed. From and after the date hereof, all references to the Warrant Agreement shall be deemed to mean the Warrant Agreement as amended by this Amendment.

         C. Counterparts. This Amendment may be executed in counterparts, each of which,



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when executed and delivered, shall for all purposes be deemed an original. All of the counterparts, when taken together, shall constitute but one and the same Amendment.

         D. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.




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            [SIGNATURE PAGE TO FIRST AMENDMENT TO WARRANT AGREEMENT]


         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Warrant Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                        PACKAGED ICE, INC.




                                        By: /s/ JIMMY C. WEAVER
                                           -------------------------------------
                                        Name:  Jimmy C. Weaver
                                        Title: President & C.O.O.




                                        U.S. TRUST COMPANY OF TEXAS, N.A.
                                        as Warrant Agent




                                        By: /s/ RICHARD B. LINDLEY
                                           -------------------------------------
                                        Name:  Richard B. Lindley
                                        Title: Vice-President




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                                                                       EXHIBIT D


                            (CASHLESS EXERCISE FORM)

         (To be executed upon exercise of Warrants on the Exercise Date)

         The undersigned hereby irrevocably elects to exercise ________________ of the Warrants for such number of Shares set forth on the calculation attached hereto pursuant to the Cashless Exercise provisions of Section 2.04 of the Warrant Agreement, dated as of April 17, 1997, between Packaged Ice, Inc. and U.S. Trust Company of Texas, N.A. The undersigned requests that a certificate representing such Shares be registered in the name of _________________________ whose address is _______________________ and that such certificate be delivered to ___________________________ whose address is ______________________________.
Any cash payments to be paid in lieu of a fractional Share should be made to ______________________ whose address is _____________________________ and the check representing payment thereof should be delivered to _____________________ whose address is ____________________________.

         Dated                    , 2001
               -------------------

         Name of holder of
         Warrant Certificate:
                                             -----------------------------------
                                                  (Please Print)
         Tax Identification or
         Social Security Number:
                                             -----------------------------------

         Address:
                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------

         Signature:
                                        ----------------------------------------
                                            Note: The above signature must
                                        correspond with the name as written upon
                                        the face of this Warrant Certificate in
                                        every particular, without alternation or enlargement or any change whatever





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                        Calculation of Cashless Exercise

Current Market Value of one Share:  $                 = A
                                     ----------------

Exercise Price, as adjusted:  $              = B
                               -------------

A - B =            = C
        ----------

Number of Shares purchasable under the Warrant or Warrants, as adjusted:
                 = Y
 --------------

Number of Shares to be issued =
(            x                ) /
 -----------   ---------------    --------------
 (Insert Y)         (Insert C)         (Insert A)




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